Exhibit 99.2

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

UNAUDITED FINANCIAL AND OPERATING DATA

Introduction

Comstock's offshore operations have historically been conducted through its 49% owned subsidiary, Bois d'Arc Energy, Inc. ("Bois d'Arc Energy").  On August 28, 2008, Bois d'Arc Energy merged with Stone Energy Corporation ("Stone") pursuant to which each outstanding share of Bois d'Arc Energy was exchanged for cash in the amount of $13.65 per share and 0.165 shares of Stone common stock.  During the three months ended June 30, 2008, the Company began presenting the results of the offshore operations of Bois d'Arc Energy as discontinued operations.  The following tables include unaudited financial and operating data for the year ended December 31, 2007 and the six months ended June 30, 2008 which present the Company's financial results of its offshore operations as discontinued operations.  This information is provided to assist stockholders and investors in understanding the Company's historical results by separating the continuing onshore operations from the discontinued offshore operations.

COMSTOCK RESOURCES, INC.
FINANCIAL AND OPERATING DATA
(In thousands, except per share amounts)
(UNAUDITED)

	Three Months Ended				Twelve Months Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	December 31, 2007

Revenues:
Oil and gas sales	$69,847	$83,160	$83,087	$95,519	$331,613

Operating expenses:
Production taxes	2,559	3,943	4,009	3,319	13,830
Lifting costs	11,496	13,681	13,021	12,763	50,961
Exploration	398	1,878	1,375	3,388	7,039
Depreciation, depletion and amortization	27,360	30,248	33,413	34,328	125,349
Impairment	—	—	482	—	482
General and administrative	6,250	5,588	5,663	10,312	27,813

Total operating expenses	48,063	55,338	57,963	64,110	225,474

Operating income from continuing operations	21,784	27,822	25,124	31,409	106,139

Other income (expenses):
Interest income	191	197	256	233	877
Other income	38	39	39	28	144
Interest expense	(6,285)	(7,775)	(8,772)	(9,461)	(32,293)

Total other income (expenses)	(6,056)	(7,539)	(8,477)	(9,200)	(31,272)

Income from continuing operations before income taxes	15,728	20,283	16,647	22,209	74,867
Provision for income taxes	(6,329)	(7,312)	(6,539)	(9,043)	(29,223)

Income from continuing operations	9,399	12,971	10,108	13,166	45,644

Income from discontinued operations after income taxes and minority interest	3,159	5,246	6,320	8,532	23,257
Net income	$12,558	$18,217	$16,428	$21,698	$68,901

Basic net income per share:
Continuing operations	$0.22	$0.30	$0.23	$0.30	$1.05
Discontinued operations	0.07	0.12	0.15	0.20	0.54
	$0.29	$0.42	$0.38	$0.50	$1.59
Diluted net income per share:
Continuing operations	$0.21	$0.29	$0.23	$0.30	$1.03
Discontinued operations	0.07	0.12	0.14	0.18	0.51
	$0.28	$0.41	$0.37	$0.48	$1.54
Weighted average shares outstanding:
Basic	43,364	43,374	43,379	43,544	43,415
Diluted	44,238	44,361	44,434	44,583	44,405

COMSTOCK RESOURCES, INC.
FINANCIAL AND OPERATING DATA
CONTINUING ONSHORE OPERATIONS
(In thousands, except per unit amounts)
(UNAUDITED)

Three Months Ended				Twelve Months Ended
March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	December 31, 2007

Net Production Data:
Natural Gas (Mmcf)	8,635	9,215	10,612	10,769	39,231
Oil (Mbbls)	251	255	260	242	1,008
Natural Gas equivalent (Mmcfe)	10,140	10,746	12,170	12,226	45,282

Revenues:
Natural Gas sales	$57,793	$68,849	$66,459	$77,038	$270,139
Oil sales	12,054	14,311	16,628	18,481	61,474
Total oil and gas sales	$69,847	$83,160	$83,087	$95,519	$331,613

Average Sales Price:
Oil (per Bbl)	$48.03	$56.10	$64.06	$76.10	$60.96
Natural gas (per Mcf)	$6.69	$7.47	$6.26	$7.15	$6.89
Average equivalent (Mcfe)	$6.89	$7.74	$6.83	$7.81	$7.32

Expenses ($ per Mcfe):
Oil and gas operating(1)	$1.39	$1.64	$1.40	$1.32	$1.43
Depreciation, depletion and amortization(2)	$2.69	$2.80	$2.73	$2.81	$2.76

(1) Includes lifting costs, inclusive of ad valorem taxes, and production taxes
(2) Represents depreciation, depletion and amortization of oil and gas properties only

COMSTOCK RESOURCES, INC.
FINANCIAL AND OPERATING DATA
(In thousands, except per share amounts)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	March 31, 2008	June 30, 2008	June 30, 2008

Revenues:
Oil and gas sales	$127,721	$172,022	$299,743
Gain on sale of assets	(240)	21,444	21,204

Operating expenses:
Production taxes	6,234	6,545	12,779
Lifting costs	14,968	16,817	31,785
Exploration	2,238	—	2,238
Depreciation, depletion and amortization	41,505	44,422	85,927
General and administrative	6,164	6,922	13,086

Total operating expenses	71,109	74,706	145,815

Operating income from continuing operations	56,372	118,760	175,132

Other income (expenses):
Interest income	161	205	366
Other income	22	36	58
Interest expense	(9,951)	(8,546)	(18,497)

Total other income (expenses)	(9,768)	(8,305)	(18,073)

Income from continuing operations before income taxes	46,604	110,455	157,059
Provision for income taxes	(17,202)	(40,027)	(57,229)

Income from continuing operations	29,402	70,428	99,830

Income from discontinued operations after income taxes and minority interest	11,693	12,199	23,892
Net income	$41,095	$82,627	$123,722

Basic net income per share:
Continuing operations	$0.67	$1.59	$2.25
Discontinued operations	0.26	0.28	0.54
	$0.93	$1.87	$2.79
Diluted net income per share:
Continuing operations	$0.66	$1.55	$2.21
Discontinued operations	0.25	0.26	0.51
	$0.91	$1.81	$2.72
Weighted average shares outstanding:
Basic	44,179	44,287	44,296
Diluted	44,994	45,373	45,246

COMSTOCK RESOURCES, INC.
FINANCIAL AND OPERATING DATA
CONTINUING ONSHORE OPERATIONS
(In thousands, except per unit amounts)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	March 31, 2008	June 30, 2008	June 30, 2008
Net Production Data:
Natural Gas (Mmcf)	13,130	13,682	26,812
Oil (Mbbls)	243	268	511
Natural Gas equivalent (Mmcfe)	14,586	15,292	29,878

Revenues:
Natural Gas sales	$108,193	$148,180	$256,373
Hedging losses	(244)	(4,384)	(4,628)
Total natural gas sales including hedging	107,949	143,796	251,745
Oil sales	19,772	28,226	47,998
Total oil and gas sales	$127,721	$172,022	$299,743

Average Sales Price:
Oil (per Bbl)	$81.49	$105.16	$93.92
Natural gas (per Mcf)	$8.24	$10.83	$9.56
Natural gas including hedging (per Mcf)	$8.22	$10.51	$9.39
Average equivalent (Mcfe)	$8.77	$11.54	$10.19
Average equivalent including hedging (Mcfe)	$8.76	$11.25	$10.03

Expenses ($ per Mcfe):
Oil and gas operating(1)	$1.45	$1.53	$1.49
Depreciation, depletion and amortization(2)	$2.84	$2.89	$2.87

(1) Includes lifting costs, inclusive of ad valorem taxes, and production valorem taxes
(2) Represents depreciation, depletion and amortization of oil and gas properties only